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                                                                   Exhibit 10.34

                               SM&A CORPORATION
                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of
                                      ---------
February 10, 2000, by and between SM&A CORPORATION, a California corporation ("SM&A"), and MICHAEL PIRAINO ("Employee"), with reference to the following:
------                          --------

     A. SM&A desires to employ Employee on the terms and conditions set forth herein;

     B. Employee desires to perform services for SM&A as an employee of SM&A on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration for the promises and obligations set forth below, SM&A and Employee agree as follows:

1.   Employment and Term.
     -------------------

     1.1 SM&A agrees to employ, and Employee agrees to be employed by SM&A, on the terms and conditions described below (the "Employment").
                                               ----------

     1.2 This Agreement shall be effective as of February 1, 2000 (the "Effective Date") and shall, unless sooner terminated pursuant to the terms set
 --------------
forth below, terminate on January 31, 2003.

2.   Duties.
     ------

     2.1 Employee agrees that during the Employment, Employee shall devote his full-time efforts to his duties as an employee of SM&A, now or in the future assigned to Employee by SM&A. From and after the date of this Agreement, Employee shall serve as President and Chief Operating Officer of SM&A. The parties further acknowledge that, while Employee is ultimately responsible to the Board of Directors of SM&A, from and after the date of this Agreement, Employee shall report directly to and be directed in his duties by the Chairman of the Board and Chief Executive Officer of SM&A.

     2.2 Employee agrees to continue to serve without additional compensation, if, from time to time he is elected or appointed thereto, in one or more offices as a Director or member of any committee of the Board of Directors of SM&A or of any direct or indirect subsidiary of SM&A.

3.   Compensation.
     ------------

     3.1 As consideration for said performance and duties of adherence to the covenants in this Agreement, Employee shall be entitled to the compensation set forth on Exhibit A attached hereto and incorporated herein by this reference
         ---------
(the "Compensation").
      ------------

     3.2 Employee understands and acknowledges that, except as otherwise set forth in this Agreement, the Compensation will constitute the full and exclusive consideration to be received by Employee for all services performed by Employee in connection with SM&A's employment of Employee, and for the performance of all his promises and obligations under this Agreement.

     3.3 Aside from the Compensation, SM&A may adopt, or continue in force, benefit plans for the benefit of its employees or certain of its employees which may include, but not be limited to, group life insurance, medical insurance, etc. SM&A may terminate any or all such plans at any time and may choose not to adopt any additional or replacement plans. Employee's rights under any benefit plans now in force or later adopted by SM&A shall be governed solely by the terms of such plans; provided, however, that in no event shall Employee's rights under any such benefit plans be less than those of any other executive officer SM&A.

4.   Duty to Devote Full Time and Avoid Conflict of Interest.  Employee agrees
     -------------------------------------------------------
that during the Employment he shall devote his full-time efforts to his duties as an employee of SM&A. Employee further agrees that during the Employment he shall not, directly or indirectly, engage or participate in any activities which are in conflict with the best interests of SM&A.

5.   Compliance with Rules and Regulations.  Employee agrees to comply with
     -------------------------------------
SM&A's rules, regulations and practices, including but not limited to those rules concerning vacation and sick leave, as they may from time to time be adopted or modified, so long as they are uniformly applied to all employees.

6.   Non-competition and Non-solicitation by Employee.
     ------------------------------------------------

     6.1 Employee agrees that, during the Employment, Employee will not engage in any activity competitive with or adverse to SM&A's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation and shall not otherwise undertake planning for or the organization of any business activity competitive with SM&A's business or combine or conspire with other employees or representatives of SM&A for the purpose of organizing any such competitive business activity. This prohibition shall not include ownership of less than five percent (5%) of the outstanding stock by Employee in a publicly traded corporation.

     6.2 For a period of two (2) years following the termination of the Employment, Employee shall not induce, solicit or influence or attempt to induce, solicit or influence any person who is engaged as an employee or otherwise by SM&A or any client of SM&A, to terminate his or her employment or other engagement with SM&A.

7.   Trade Secrets of SM&A.  Employee acknowledges and understands that during
     ---------------------
the Employment, Employee will have access to and will utilize and review information which constitutes valuable, important and confidential trade secrets, as that term is interpreted under the Uniform Trade Secrets Act (California Civil Code Section 3426 et seq.) and/or confidential and proprietary material and information of or relating to the business of SM&A necessary for the successful conduct of SM&A's business. This information includes, but is not limited to: (a) listings of and data regarding the Clients (past and current); (b) information regarding potential

                                       2
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customers and clients; (c) data relating to the identity of the Clients of SM&A;
(d) information regarding bidding, billing and pricing practices; (e)
information regarding the nature and type of services rendered to the Clients;
(f) other methodologies, computer programs, databases, processes, compilations of information, results of proposals, job notes, reports and records, and (g) information regarding the nature and type of software products sold to or under development with Clients of SM&A (all of which information is sometimes referred to in this Agreement as the "Secrets"). The foregoing notwithstanding, Secrets
                             -------
shall not include information or data which is (i) in the public domain, (ii) generally known in the information technology staffing services industry, (iii) already known to Employee as of the date he began his employment with SM&A, or
(iv) rightfully disclosed to Employee outside of the scope of his employment with SM&A by a third party not under a duty of confidentiality to SM&A. Employee understands further that the Secrets have been and will be accumulated, by Employee and other personnel at SM&A at considerable expense to SM&A (including but not limited to compensation paid to SM&A personnel dealing with the Secrets and the Clients), and that SM&A has and will continue to expend its resources in order to maintain actively and vigorously the confidentiality of the Secrets, as such information is extremely valuable to SM&A, and well worth the expense of enforcement and preservation of such confidentiality. Accordingly, Employee agrees as follows:

          (a) All of the Secrets shall be safeguarded and treated as confidential by Employee.

          (b) Any and all data, notes, letters, computer programs, email records, reports, telephone records and all other written documentation relating to the business of SM&A (including but not limited to the Secrets) that may be collected, compiled, written, reviewed or conceived by Employee, whether set forth in tangible media or intangible, from or by reason of services performed by Employee for SM&A shall become the absolute property of SM&A, and Employee shall not assert or establish a claim for any statutory or common law right or any other possessory or proprietary right with respect to any of the above. The foregoing notwithstanding, upon the termination of the Employment, Employee may (i) at his own expense, make and retain copies of records pertaining to investment banking contacts (including analysts and mergers and acquisitions), commercial banking contacts, independent public accounting contacts, legal contacts or other contacts in the investment community (buy-side and sell-side) to the extent that such records do not constitute trade secrets of SM&A and (ii) retain closing binders for financings and acquisitions previously furnished to him; provided, however, that Employee shall ensure that SM&A retains a copy of all such records and closing binders; and provided further, that Employee shall be obligated to maintain the information contained in any closing binder retained by him as confidential to the extent that such information constitutes Secrets.

          (c) Employee shall hold the Secrets in strictest confidence and shall not (i) disclose any Secrets to any person, corporation, firm, or other entity, either during the Employment or afterward, or (ii) use any Secrets in Employee's subsequent business or employment, without the prior express written authorization of SM&A; provided, however, that Employee may disclose Secrets to the extent required to do so by a subpoena lawfully issued in a judicial proceeding or arbitration.

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          (d)  Employee shall not otherwise commit any act which shall compromise the confidentiality of any Secrets, including but not limited to making a copy of such property (whether electronic, paper or otherwise) without the prior express written authorization of SM&A, except as permitted by Section 7(b) above.
                  ------------


8.   Confidential Information of Clients.  All ideas, concepts, information and
     -----------------------------------
written material disclosed to Employee by SM&A, or acquired from any of the Clients, and all financial, accounting, statistical, personnel, and business data and plans of the Clients, are and shall remain the sole and exclusive property and proprietary information of SM&A, or said Client, and are disclosed in confidence by SM&A or permitted to be acquired from the Clients in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of SM&A's business.

9.   Return of Information.  At the time of the termination of the Employment,
     ---------------------
except as permitted by Section 7(b) above, Employee agrees to deliver promptly
                       ------------
to SM&A all notes, books, electronic data (regardless of storage media), correspondence and other written or graphical records (including all copies thereof) in Employee's possession or under Employee's control relating to any business, work, the Clients or any other aspect of SM&A, whether or not containing any Secrets, including but not limited to each original and all copies of all or any part thereof.

10.  Cooperation.  Employee agrees that, both during the Employment and
     -----------
afterward, he will sign all papers, give evidence and testimony and, at SM&A's expense, perform all acts which, in SM&A's opinion, are necessary, proper or expedient to carry out and fulfill the purposes and intents of this Agreement.

11.  Remedies; Injunctive Relief.  In the event of a breach or threatened breach
     ---------------------------
by Employee of any of the provisions of this Agreement, Employee agrees that SM&A, in addition to and not in limitation of any other rights, remedies, or damages available to SM&A at law or in equity, shall be entitled to a preliminary and a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Employee.

12.  Termination of Employment.
     -------------------------

     12.1  The Employment may be terminated by SM&A at any time with "Cause" (as
                                                                      -----
defined below). Except as otherwise agreed in writing or as otherwise provided by this Agreement as due and payable (or as required by law), upon termination of the Employment by SM&A with Cause, SM&A shall have no further obligation to Employee under this Agreement by way of compensation or otherwise, but Employee's duties under Sections 6 through 10, inclusive, shall continue after
                        ---------------------
said termination of Employment. Notwithstanding the foregoing, to the extent the grounds for any proposed termination with Cause are capable of being cured or remedied by Employee, SM&A shall not terminate Employee with Cause unless the Chief Executive Officer, Chairman of the Board of Directors, or other representative of the Board of Directors of SM&A has first counseled Employee as to how he could effect such cure or remedy and Employee is given at least thirty
(30) days to do so. A determination of whether Employee has satisfactorily effected such cure or remedy shall be promptly made by a majority of the disinterested (i.e. not the Employee) directors of the Board of Directors at the end of the period provided to Employee for such cure or remedy and such determination shall be final.

     12.2 The Employment may be terminated at any time (i) by SM&A without Cause (as defined below) by giving Employee thirty (30) days' advance written notice of such termination or (ii) by Employee for Good Reason (as defined below) by giving SM&A thirty (30) days' advance written notice of such termination. In the event that SM&A terminates the Employment without Cause, or Employee terminates the Employment for Good Reason, SM&A shall (i) pay to Employee the base salary of the Compensation, (ii) provide the same health and life insurance benefits, and (iii) pay the lease payments with respect to the automobile lease described in Exhibit A attached hereto, in each case until the
                              ---------
earlier to occur of (A) the last day of the term of this Agreement specified in
Section 1.2 above, (B) the expiration of twelve (12) calendar months after the
-----------
effective date of such termination of the Employment, (C) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds himself out to the public as being a self-employed consultant or other businessman), or (D) the date upon which Employee violates any of Sections 6 through 10, inclusive. In addition, SM&A
                         ---------------------
shall pay Employee the pro-rated Incentive Bonus described in Exhibit A attached
                                                              ---------
hereto to which Employee was entitled during the Employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to the effective date of the termination of the Employment and the denominator of which is 365). If SM&A's medical and/or life insurance plans do not allow Employee's continued participation in such plan or plans during the period described above, then SM&A shall pay to Employee, in monthly installments, from the date on which Employee's participation in such medical and/or life insurance, as applicable, is prohibited for the remainder of the time period described in the second sentence of this Section 12.2, the monthly premium or premiums which had been
                 ------------
payable by SM&A with respect to Employee for such discontinued medical and/or life insurance, as applicable.

     12.3 Employee may terminate the Employment without Good Reason at any time by giving SM&A thirty (30) days' advance written notice of such termination. Upon Employee's termination of the Employment without Good Reason, SM&A shall have no further obligation to Employee under this Agreement by way of compensation or otherwise (except for the obligation to pay the Compensation to which Employee may be entitled at the time of such termination), but Employee's duties under Sections 6 through 10, inclusive, shall continue after said
             ---------------------
termination of the Employment.

     12.4 The Employment will terminate immediately upon Employee's death. In such event, SM&A shall (i) pay to Employee's estate the base salary and family health benefits components of the Compensation until the earlier to occur of (A) the last day of the term of this Agreement specified in Section 1.2 above or (B)
                                                        -----------
the expiration of twelve (12) calendar months after the effective date of such termination. In addition, SM&A shall pay to Employee's estate the pro-rated Incentive Bonus described in Exhibit A attached hereto to which Employee was
                             ---------
entitled during the Employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to his death and the denominator of which is 365). Except for the payments

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expressly provided in this Section 12.4, SM&A shall have no further obligation
                           ------------
to Employee's estate under this Agreement by way of compensation or otherwise.

     12.5 SM&A may terminate the Employment at any time if Employee becomes Disabled (as defined below) by giving Employee thirty (30) days' advance written notice of such termination. In the event that SM&A terminates the Employment because Employee has become Disabled, SM&A shall (i) pay to Employee the base salary of the Compensation and (ii) provide the same health and life insurance benefits, in each case until the earlier to occur of (A) the last day of the term of this Agreement specified in Section 1.2 above, (B) the expiration of
                                    -----------
twelve (12) calendar months after the effective date of such termination of the Employment, (C) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds himself out to the public as being a self-employed consultant or other businessman), or (D) the date upon which Employee violates any of Sections 6
                                                                  ----------
through 10, inclusive.  In addition, SM&A shall pay Employee the pro-rated
----------
Incentive Bonus described in Exhibit A attached hereto to which Employee was
                             ---------
entitled during the Employment (which proration shall be based on a fraction, the numerator of which is the number of calendar days during the fiscal year during which Employee was employed prior to the effective date of the termination of the Employment and the denominator of which is 365). If SM&A's medical and/or life insurance plans do not allow Employee's continued participation in such plan or plans during the period describe above, then SM&A shall pay to Employee, in monthly installments, from the date on which Employee's participation in such medical and/or life insurance, as applicable, is prohibited for the remainder of the time period described in the second sentence of this Section 12.5, the monthly premium or premiums which had been
                 ------------
payable by SM&A with respect to Employee for such discontinued medical and/or life insurance, as applicable.

     12.6 As used in this Agreement, the following terms shall have the meanings indicated:

           (a)   "Cause" shall mean an action or actions by Employee during the
                  -----
     Employment (including but not limited to inactions) which constitute either
     (i) gross insubordination, gross negligence, unethical or criminal behavior constituting a felony under federal or state law and which involves moral turpitude, or a breach of fiduciary duty of Employee as an officer and/or director of SM&A, or (ii) a violation of any of Sections 4 through 10,
                                                     ---------------------
     inclusive.

          (b)    "Disabled" shall mean Employee's ability to perform his duties
                  --------
     under this Agreement is impaired, due to sickness, physical or mental impairment or injury, by more than twenty-five (25%) for a period of six
     (6) consecutive months or for nine (9) months in any consecutive twelve (1
     2) month period. In the event Employee disputes SM&A's determination that he is Disabled, Employee shall give written notice of such dispute to SM&A during the thirty (30) day notice period prior to the proposed effective date of such termination, and Employee and SM&A shall thereupon each select, within thirty (30) days of such notice from Employee, a physician to evaluate whether Employee is Disabled. Such physicians shall complete their evaluation and report to the Board of Directors within thirty (30) days. If such physicians do not agree as to whether Employee is Disabled, they shall promptly select a third physician to further evaluate Employee, whose conclusion on such matter shall be rendered within ten (10) days of his or her selection and shall be final and binding on Employee and SM&A.

     (c)  "Good Reason" shall mean any of the following:
           -----------

          (i) (A) the assignment to Employee of duties inconsistent with Employee's current position, duties, or responsibilities which is sufficient to constitute a diminution of status with SM&A, (B) a material change in Employee's titles or offices or diminution of reporting relationships (such that Employee is reporting to Company personnel other than the Chairman of the Board) adverse to Employee, or (C) any removal of Employee from or any failure to reelect Employee to any of his positions as a senior officer of SM&A, except, in any such case, with Employee's consent or in connection with the termination of his employment for disability, retirement (at age 70), death or resignation (other than resignation for Good Reason), provided, however, that Good Reason shall not include the assignment to Employee of any duties or responsibilities of one or more management positions within his competence to the extent that any such position is not filled at any time and it is necessary to perform the duties and responsibilities of such position pending the hiring of a person to hold such position, provided that any such assignment does not exceed six (6) months, and provided that SM&A is actively seeking to fill such position during the period of such assignment;

          (ii) a purported reduction by SM&A in the Compensation in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or any failure by SM&A to reimburse Employee or provide the benefits set forth in Exhibit A;
                                       ---------

          (iii) any material failure by SM&A to continue in effect any significant and material benefit plan or arrangement (including, without limitation, SM&A's incentive bonus plan, profit sharing plan, stock option plans, medical insurance plans, disability insurance plans, life insurance plans or vacation pay plans, with such generally applicable amendments thereto as may be approved from time to time in good faith by SM&A's Board of Directors) in which Employee is participating or other plans providing Employee with substantially similar benefits (collectively, the "Benefit
                                                                      -------
     Plans"), or any action by SM&A which would materially and adversely affect
     -----
     Employee's participation in or materially reduce Employee's benefits under any Benefit Plan;

          (iv) a relocation of the office to which Employee is required to report to a location outside of a twenty-five (25) mile radius of the then existing SM&A corporate headquarters, or a requirement that Employee relocate his residence from Newport Beach, California;

          (v) any failure by SM&A to obtain the assumption of this Agreement by any successor or assign of SM&A, if such successor or assigns asserts the position that it is not bound by the provisions hereof,

          (vi) any failure by SM&A to comply with any material provision of this Agreement; or

               (vii) a failure to provide support services, staff, office space and accouterments necessary to perform any duties assigned to Employee or a material reduction in the level of support services and staff, office space or accouterments made available to Employee, unless such reduction is generally effective for all other officers of equal rank or junior to Employee;

          provided, however, that no such action shall be considered to constitute Good Reason unless and until Employee has given SM&A written notice of, and thirty (30) days' opportunity to cure or remedy the specific action which Employee alleges would constitute Good Reason if not so cured or remedied and SM&A has failed to effect such cure or remedy.

     12.7  The rights and remedies provided in this Section 12 shall constitute
                                                    ----------
the exclusive rights and remedies available to Employee relating to or arising from the termination of the Employment, including claims for breach of contract; provided, however, that Employee shall be entitled to pursue any and all available legal remedies based on any claim that such termination constituted a violation of applicable federal or state law.

     12.8 No policies or procedures of SM&A or benefits provided by SM&A, whether oral or written, express or implied, formal or informal, are intended, nor shall they be construed to limit the right or ability of SM&A or Employee to terminate the Employment as set forth above. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of the Employment, neither SM&A nor Employee shall have any further obligation to each other by way of compensation or otherwise.

     12.9 SM&A will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of SM&A, by agreement in form and substance reasonably satisfactory to Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that SM&A would be required to perform this Agreement if no such succession or assignment had taken place. In any such event, the term "SM&A" as used in this Agreement shall mean any such successor or assign which executes and delivers the agreement provided for in the immediately preceding sentence or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

     12.10 Employee shall make a reasonable good faith effort to find new employment during any period during which payments are paid to Employee following Employee's termination of employment with SM&A. Except as expressly provided herein, no payment or benefit provided for under this Agreement shall be reduced by any compensation earned by Employee as the result of employment by another employer after the date of termination with SM&A. Except as expressly provided herein, the provisions of this Agreement, and any payment or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any SM&A benefit plan, employment agreement or other contract, plan or arrangement. Except as required in connection with the determinations contemplated by Section 12.6, the amount of
                                                   ------------
any payment provided under this Agreement shall not be reduced by reason of any present value calculation.

13.  Change of Control of SM&A.  Notwithstanding anything to the contrary in any
     -------------------------
Stock Option Agreement or Incentive Stock Option Agreement previously entered into by SM&A and Employee, upon the occurrence of a "change of control" during
                                                     -----------------
the Employment, any and all stock options granted to Employee under SM&A's stock option plans shall, whether or not the Employment is terminated as a result of such change of control, become immediately vested and exercisable for a period not to exceed the lesser of (a) two (2) years, or (b) the date on which such stock options would otherwise have terminated (other than by reason of the termination of the Employment). The term "change of control" shall mean (i) any
                                          -----------------
merger or consolidation where SM&A is not the continuing or surviving corporation or pursuant to which all or substantially all of the shares of SM&A's Common Stock are converted into cash, other property or securities of another corporation, other than, in either case, a merger or consolidation in which the shares of SM&A's Common Stock outstanding immediately prior to such merger or consolidation represent or are converted into securities representing more than 50% of the voting power of the surviving corporation in such merger or consolidation or the parent of such corporation, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of SM&A, (iii) the approval by the shareholders of SM&A of any plan or proposal for the liquidation or dissolution of SM&A, (iv) any "person" (as such term is used in Sections 13(d) and 14(d)(2)
                   ------
of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall
                                                         ------------
become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of 35% or more of SM&A's outstanding Common Stock after the date hereof,
(v) during any period of two consecutive years, individuals who, at the beginning of such period constitute the entire Board of Directors, together with persons whose nomination was approved by a vote of at least two thirds of such directors (or directors so approved) shall cease for any reason to constitute a majority of the members of the Board of Directors, or (vi) there shall be any change of control of a nature which would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or any successor regulation of substantially similar import, regardless of whether SM&A is subject to such reporting requirement at such time.

14.  Miscellaneous Provisions.
     ------------------------

     14.1 In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period of any restriction imposed by this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum time period which such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

     14.2 This Agreement shall be binding upon the heirs, executors, administrators, and successors-in-interest of the parties hereto.

     14.3 This Agreement shall be construed and enforced according to the laws of the State of California, excluding its choice of law rules.

     14.4 This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral, between SM&A and Employee. No provision of this Agreement may be modified except by a writing signed by both SM&A and Employee.

     14.5 All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given
                              -------
hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notices shall be deemed given on the date of service if personally served. Notices mailed as provided herein shall be deemed given on the third business day following the date so mailed:


               To SM&A:            SM&A Corporation
                                   4695 MacArthur Blvd., Suite 800
                                   Newport Beach, CA 92660
                                   Attention: Chief Executive Officer

               with a copy to:     Rutan & Tucker, LLP
                                   611 Anton Boulevard, 14th Floor
                                   Costa Mesa, CA 92626
                                   Attention:  Thomas J. Crane

               To Employee:        Michael A. Piraino
                                   1201 Santiago Drive
                                   Newport Beach, CA 92660

               with a copy to:     ________________
                                   ________________
                                   ________________
                                   Attention:  ___________

     14.6 Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys', accountants' and experts' fees, incurred by the prevailing party in connection with such action or proceeding.

15.  Acknowledgment by Employee.  Employee has carefully read and considered the
     --------------------------
provisions of this Agreement and agrees that all of the above-stated restrictions, obligations and promises are fair and reasonable and reasonably required for the protection of the interests of SM&A. Employee further acknowledges that the goodwill and value of SM&A is enhanced by these provisions and that said enhancement is desired by Employee. Finally, Employee indicates

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

his acceptance of this Agreement by signing and returning the enclosed copy of this Agreement where indicated below.

16.  Counsel.  The parties hereto have requested that counsel to the Company,
     -------
Rutan & Tucker, LLP, prepare this Agreement and acknowledge that in so doing that such counsel is acting on behalf of the Company. Piraino acknowledges that Rutan &Tucker, LLP has previously served as and continues to serve as counsel to Myers in other matters. Myers acknowledges that one or more current partners of Rutan & Tucker, LLP have previously served as counsel to Piraino.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    SM&A CORPORATION


                                    By: /s/ Steven S. Myers
                                       -----------------------------------------
                                         Steven S. Myers, Chairman of the Board
                                         of Directors


                                        /s/ Michael A. Piraino
                                       -----------------------------------------
                                       MICHAEL A. PIRAINO

                                   EXHIBIT A

                      Compensation of Michael A. Piraino
                      ----------------------------------

     The following summarizes the compensation to which Employee shall be entitled under the foregoing terms of this Employment Agreement.

1.   BASE SALARY    Effective February 1, 2000, Employee's base annual salary
     -----------
                    shall be $400,000 per year, paid in at bi-weekly installments. In no event, and under no circumstances, shall Employee's annual salary be reduced below the most recent annual salary. For example, in no event can Employee's base annual salary ever be reduced below $400,000.

2.   LEAVE CREDIT   During the Employment, and in addition to the company
     ------------
                    observed and posted holidays of 10 per year, Employee shall accrue paid leave at a rate of 25 days per annum; provided, however, that any such leave time, if not used, will be subject to SM&A's limitations on carrying forward unused leave time; and, provided further, that Employee shall use his best efforts to coordinate with the President and COO of SM&A the dates upon which Employee shall use his aforesaid vacation so as to minimize the negative impact upon SM&A occasioned by Employee's absence.

3.   CELLULAR
     PHONE:         SM&A shall reimburse Employee for the periodic cost of a
     -----
                    cellular telephone including but not limited to phone equipment rental.

4.   OTHER
     BENEFITS:      Employee shall be entitled to participate in and receive
     --------
                    benefits under all profit-sharing plans, pension plans, group medical plans and other benefit plans for the payment of additional compensation or benefits to employees of SM&A which SM&A at any time maintains for executive employees.

5.   AUTOMOBILE
     LEASE:         In lieu of an automobile allowance, SM&A shall lease an
     -----
                    automobile of Employee's choice. In addition, the reasonable cost of annual insurance, fuel, maintenance, cleaning and repairs shall be borne by SM&A.

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

6.   BUSINESS
     EXPENDITURES:  Employee may be authorized to incur reasonable expenses for
     ------------
                    promoting and conducting the business of SM&A, including but not limited to expenditures for entertainment and travel, in such amounts and at such times as shall be determined and approved by the Chairman of the Board of SM&A. SM&A shall reimburse Employee monthly for all such approved business expenses upon presentation of reasonable documentation establishing the amount, date, place and essential character of the expenditures.

7.   INCENTIVE
     BONUS:         Employee's incentive bonus for each fiscal year shall
     -----
                    provide for a maximum bonus of up to $300,000 of his base salary for such year and shall be subject to such terms and conditions as shall be determined in good faith by the Board of Directors, with the recommendation of and in consultation with the Compensation Committee of the Board of Directors.
                    The incentive bonus may be based on financially oriented components or upon Employee's individual accomplishments or both. The incentive bonus earned for a fiscal year of SM&A shall be paid not later than three (3) business days following the review and approval by the Board of Directors of SM&A of the final financial statement results of the audit for said fiscal year by SM&A's independent auditors.

                    Employee may draw up tp $50,000 through quarterly payments, a gross amount equal to $12,500 as a non-guaranteed advance
                                                         --------------
                    against the Incentive Bonus.


8.   INDEMNI-
     FICATION:      SM&A has entered into a directors and officers
     --------
                    Indemnification Agreement with Employee, under which SM&A is required to indemnify Employee against personal liability for acts of SM&A, to the extent such indemnification is permitted by law.

                                       13